LSB INDUSTRIES, INC.                  Exhibit 11.1
                                                                     Page 1 of 2
                     PRIMARY EARNINGS PER SHARE COMPUTATION

                                                        Quarter ended March 31,
                                                      --------------------------
                                                          1995           1994
Shares for primary earnings per share:
  Weighted average shares:
    Common shares outstanding from beginning
      of period                                       13,060,566     13,673,971
    Common shares issued on conversion
      of redeemable preferred stock;
      calculated on weighted average
      basis                                                  180            360
    Common shares issued upon exercise
      of employee or director stock
      options; calculated on weighted
      average basis                                            -          6,833
    Purchases of treasury stock;
      calculated on weighted average
      basis                                              (13,950)       (20,000)
                                                      ----------     ----------
                                                      13,046,796     13,661,164

Common Stock equivalents:
    Shares issuable upon exercise of
      options and warrants (including
      the weighted average for shares
      subject to options and warrants
      granted during the period)                         823,140        934,807
    Assumed repurchase of outstanding
      shares up to the 20% limitation
      (based on average market price for
      the period)                                       (317,680)      (247,510)
    Common shares issuable on conversion
      of redeemable preferred stock,
      excluding shares included above
      on actual conversion                                     -         66,560
                                                     -----------     ----------
                                                         505,460        753,857
                                                     -----------     ----------
                                                      13,552,256     14,415,021

Earnings for primary earnings per share:
  Net earnings                                        $1,548,092     $2,203,665
  Dividends on cumulative preferred stocks               (75,880)      ( 76,145)
  Dividends on convertible, exchangeable
    Class C preferred stock (6.5% annually)             (743,437)      (747,500)
                                                     -----------     ----------
 Earnings applicable to common stock                  $  728,775     $1,380,020


 Earnings per share                                         $.05           $.10
                                                            ====           ====



                              LSB INDUSTRIES, INC.                  Exhibit 11.1
                                                                     Page 2 of 2
                  FULLY DILUTED EARNINGS PER SHARE COMPUTATION
                                                       Quarter ended March 31,
                                                     ---------------------------
                                                         1995           1994
                                                     -----------     ---------

Shares for fully diluted earnings per
  share:
  Weighted average shares outstanding
    for primary earnings per share                    13,046,796     13,661,164
  Shares issuable upon exercise of
    options and warrants                                 823,140        934,807
  Assumed repurchase of outstanding
    shares up to the 20% limitation
    (based on ending market price
    for the quarter if greater than
    the average)                                        (300,737)      (247,510)
  Common shares issuable on conversion
    of redeemable preferred stock,
    excluding shares included above on
    actual conversion                                          -         66,560
  Common shares issuable upon conversion
    of convertible note payable                            4,000          4,000
  Common shares issuable upon conversion
    of convertible preferred stock, if
    dilutive, from date of issue:
       Series B                                                -        666,666
                                                     -----------     ----------
                                                      13,573,199     15,085,687

Earnings for fully diluted earnings
  per share:
  Net earnings                                        $1,548,092     $2,203,665
  Interest on convertible note                               180            180
  Dividends on cumulative convertible preferred
    stocks:
      Series B                                           (75,880)             -
      Series 2 Class C                                  (743,437)      (747,500)
                                                     -----------     ----------
  Earnings applicable to common stock                 $  728,955     $1,456,345
                                                     ===========     ==========

  Earnings per share                                        $.05           $.10
                                                            ====           ====